UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 2, 2011
CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland	001-32162	80-0067704
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

50 Rockefeller Plaza	10020
New York, NY	(Zip Code)
(Address of principal executive offices)
(212) 492-1100
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02 Unregistered Sale of Equity Securities.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-3.1
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Merger
     As previously disclosed, Corporate Property Associates 16 — Global Incorporated, a Maryland corporation (“CPA®:16 — Global”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 13, 2010, with Corporate Property Associates 14 Incorporated, a Maryland corporation (“CPA®:14”), CPA 16 Merger Sub Inc. (“CPA 16 Merger Sub”), CPA 16 Holdings Inc., CPA 16 Acquisition Inc., CPA 14 Sub Inc., W. P. Carey & Co. LLC (“W. P. Carey”) and, for the limited purposes set forth therein, Carey Asset Management Corp. (“CAM”) and W. P. Carey & Co. B.V. (“WPC BV”). On April 26, 2011, the merger of CPA®:14 with and into CPA 16 Merger Sub (the “Merger”) was approved by an affirmative vote of the holders of more than a majority of the outstanding shares of CPA®:14’s common stock entitled to vote thereon. The Merger was consummated and became effective on May 2, 2011. Attached hereto and incorporated herein by reference as Exhibit 99.1 is the press release regarding the closing of the Merger.
     Pursuant to the Agreement for Sale and Purchase dated as of December 13, 2010, by and among CPA®:14 and Corporate Property Associates 17 — Global Incorporated (“CPA®:17 — Global”) and the Agreement for Sale and Purchase dated as of December 13, 2010, by and among CPA®:14 and W. P. Carey, CPA®:14 sold interests in an aggregate of six properties for an aggregate purchase price of approximately $89.5 million in cash, plus the assumption of approximately $218.6 million of third-party mortgage debt. The purchase price for these properties was based on their appraised values.
     In the Merger, each CPA®:14 stockholder of record on the applicable record date received total consideration valued at $11.50 per share, comprised of a special cash distribution of $1.00 per share and the right to elect to receive in the Merger, for each share of CPA®:14 common stock held, either 1.1932 shares of CPA®:16 — Global common stock, valued at $10.50 based on the estimated net asset value of CPA®:16 — Global’s common stock as of September 30, 2010, or cash in the amount of $10.50 per share. CPA®:14 stockholders of record after the applicable record date and CPA®:14 stockholders who made no election received, in addition to the $1.00 per share special cash distribution, $10.50 in shares of CPA®:16 — Global common stock in the Merger. CPA®:16 — Global stockholders will continue to hold their shares of CPA®:16 — Global common stock. In connection with the Merger, stockholders of CPA®:14 merging into CPA®:16 — Global will receive approximately 57.4 million shares of CPA®:16 — Global common stock and approximately $48.1 million in special distributions. The liquidating shareholders will receive approximately $444 million in cash based on stockholder elections and approximately $42.3 million in special distributions. In total, the CPA®:14 stockholders will receive total cash of approximately $534.4 million from special distributions and cash elections.
     Under Maryland law, CPA®:14 stockholders who voted against the Merger are entitled to dissenters rights as a result of the Merger. Any qualifying CPA®:14 stockholders who wish to exercise their right to demand payment of the fair value of their stock must make a written demand on CPA®:16 — Global on or before May 22, 2011, which is 20 days from the date that the articles of merger were filed with the State Department of Assessments and Taxation of Maryland, for the payment of their CPA®:14 common stock stating the number and class of shares for which payment is demanded. Additional details regarding CPA®:14 stockholders’ rights of appraisal are set forth in the joint proxy statement/prospectus filed by CPA®:14 with the Securities and Exchange Commission on March 11, 2011.
Credit Agreement and Related Agreements
     On May 2, 2011, CPA®:16 — Global, as guarantor, entered into a Credit Agreement with CPA 16 Merger Sub, as borrower, CPA 16 LLC, as guarantor, each lender from time to time party thereto and Bank of America, N.A., as administrative agent (the “Credit Agreement”). The Credit Agreement provides for a secured revolving credit facility in an amount of up to $320 million, with an option for CPA 16 Merger Sub to request an increase in the facility by an aggregate principal amount of up to $30 million for a total credit facility of up to $350 million. The loans will bear interest at a rate per annum equal to the Eurodollar Rate plus 3.25%. The revolving credit facility is scheduled to mature on May 2, 2014, with an option by CPA 16 Merger Sub to extend the maturity date for an additional 12 months. The revolving credit facility will be used to finance in part the Merger, to repay certain property level indebtedness and for general corporate purposes.
     The Credit Agreement will be fully recourse to CPA®:16 — Global contains customary affirmative and negative covenants, including covenants that restrict CPA®:16 — Global and its subsidiaries’ ability to, among other things, incur additional indebtedness (other than non-recourse indebtedness), grant liens, dispose of assets, merge or consolidate, make investments, make acquisitions, pay dividends, enter into certain transactions with affiliates, and change the nature of its business or fiscal year. The Credit Agreement also requires CPA®:16 — Global to meet certain financial tests, including a minimum total equity value test, consolidated leverage ratio test and a consolidated fixed charge coverage ratio test.
     The Credit Agreement contains customary events of default that include, among other things, defaults for non-payment, inaccuracy of representations and warranties, bankruptcy and insolvency, material judgments, failure to qualify as a real estate investment trust and change of control. The occurrence of an event of default could result in the acceleration of the obligations under the Credit Agreement. Under certain circumstances, a default interest rate will apply on obligations during the existence of an event of default under the Credit Agreement, which default rate will equal the then applicable rate of interest plus 2.0%.
     The obligations of CPA 16 Merger Sub under the Credit Agreement are guaranteed by CPA®:16 — Global, CPA 16 LLC and certain current and future subsidiaries of CPA®:16 — Global pursuant to the Continuing Guaranty, dated May 2, 2011, by and among the guarantors in favor of Bank of America, N.A. (the “Guaranty Agreement”). The obligations of CPA 16 Merger Sub and the guarantee obligations of CPA®:16 — Global, CPA 16 LLC and certain current and future subsidiaries of CPA®:16 — Global are secured by pledges of the equity of certain current and future subsidiaries of CPA®:16 — Global that own a pool of unencumbered assets pursuant to the Pledge Agreement, dated May 2, 2011, by and among the pledgors in favor of Bank of America, N.A. (the “Pledge Agreement”).
UPREIT Reorganization
     Following the consummation of the Merger, CPA®:16 — Global implemented an internal reorganization pursuant to which CPA®:16 — Global was reorganized as an umbrella partnership real estate investment trust (an “UPREIT,” and the reorganization, the “UPREIT reorganization”) to hold substantially all of its assets and liabilities in CPA 16 LLC, a newly formed Delaware limited liability company subsidiary. The UPREIT reorganization was approved by an affirmative vote of the holders of more than a majority of the outstanding shares of CPA®:16 — Global’s common stock entitled to vote thereon. To give effect to the UPREIT, CAM entered into an Amended and Restated Advisory Agreement with CPA®:16 — Global and CPA 16 LLC (the “U.S. Advisory Agreement”) and WPC BV entered into an Asset Management Agreement with CPA®:16 — Global and CPA 16 LLC (the “Non-U.S. Advisory Agreement”).
     The foregoing descriptions of the Merger Agreement, the Credit Agreement, the Guaranty Agreement, the Pledge Agreement, the U.S. Advisory Agreement and the Non-U.S. Advisory Agreement do not purport to be complete and are subject to, and qualified in their entirety by, reference to the Merger Agreement, the Credit Agreement, the Guaranty Agreement, the Pledge Agreement, the U.S. Advisory Agreement and the Non-U.S. Advisory Agreement. A copy of the Merger Agreement was attached as

Exhibit 2.1 to CPA®:16 — Global’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 14, 2010 and is incorporated herein by reference. Copies of the Credit Agreement, the Guaranty Agreement, the Pledge Agreement, the U.S. Advisory Agreement and the Non-U.S. Advisory Agreement are filed hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5, respectively, and are incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On May 2, 2011, CPA 16 Merger Sub borrowed an aggregate of $302.0 million (the “Loan”) under the revolving credit facility pursuant to the Credit Agreement. The Loan currently bears interest at a rate equal to the Eurodollar Rate plus a rate of 3.25%. Interest is due on the last day of each interest period, which period may be one, two, three or six months as selected by CPA 16 Merger Sub.
     The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.
Item 3.02 Unregistered Sale of Equity Securities.
     On May 2, 2011, CPA®:16 — Global sold and issued to W. P. Carey 13.75 million shares of CPA®:16 — Global common stock at a purchase price per share equal to $8.80, which is equal to CPA®:16 — Global’s estimated net asset value per share as of September 30, 2010, for an aggregate purchase price of $121 million. The shares were sold in a private transaction exempt from registration under the Securities Act of 1933, as amended. The proceeds from the sale of the shares will be used by CPA®:16 — Global to finance in part the Merger.
     Immediately after giving effect to the Merger, W. P. Carey and its subsidiaries collectively own approximately 17.3% of CPA®:16 — Global’s outstanding common stock. CPA®:16 — Global’s charter contains an ownership limit which prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of its outstanding shares. CPA®:16 — Global’s board of directors has granted W. P. Carey and its subsidiaries an exemption from this ownership limitation.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective May 2, 2011, Gino M. Sabatini was appointed as CPA®:16 — Global’s President. Mr. Sabatini joined W. P. Carey’s investment department in 2000 and was promoted to Managing Director in 2009. He also serves as Managing Director of Corporate Property Associates 15 Incorporated and CPA®:17 — Global. Prior to joining W. P. Carey, he operated a successful theme restaurant as well as a packaged food manufacturing and distribution business. Mr. Sabatini is a graduate of the University of Pennsylvania where he was enrolled in the Management and Technology program. He received a B.Sc. in Mechanical Engineering from the Engineering School, a B.Sc. in Economics from the University of Pennsylvania’s Wharton School and an MBA from Harvard Business School.
     Thomas E. Zacharias served as CPA®:16 — Global’s President since 2003 until May 2, 2011. Effective after the closing of the Merger, Mr. Zacharias serves as CPA®:16 — Global’s Chief Operating Officer and Managing Director. He has also served as Chief Operating Officer and Managing Director of W. P. Carey and Corporate Property Associates 15 Incorporated since 2005, and of CPA®:17 — Global since October 2007.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
     In connection with the Merger, CPA®:16 — Global’s charter was amended (the “Articles of Amendment”) to increase the number of CPA®:16 — Global’s authorized shares of common stock from 250,000,000 shares to 400,000,000 shares to ensure that it will have a sufficient amount of authorized shares to issue in the Merger.
     A copy of the Articles of Amendment of CPA®:16 — Global is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Cautionary Statement Concerning Forward-Looking Statement:
     This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of CPA®:16—Global and can be identified by the use of words such as “may,” “will,” “should,” “would,” “seeks,” “plans,” “believes,” “expects,” “anticipates,” “intends,” “estimates” and other comparable terms. It is important to note that CPA®:16—Global’s actual results could be materially different from those projected in such forward-looking statements. You should exercise caution in relying on forward-looking statements as they involve known and unknown risks, uncertainties and other factors that may materially affect CPA®:16—Global’s future results, performance, achievements or transactions.
     Factors that could cause actual results or other outcomes to differ materially from those described in this Current Report on Form 8-K include, among others: changes in national or regional economic and business conditions, including changes in interest rates and the availability and cost of capital; and potential liability under, and changes in, environmental, zoning, tax and other laws; and other factors.
     All subsequent written and oral forward-looking statements attributable to CPA®:16—Global or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. CPA®:16—Global does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect the occurrence of unanticipated events.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired
The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.
(b)	Pro Forma Financial Information
The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.
(c)	Not applicable.
(d)	Exhibits:

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of December 13, 2010, by and among, Corporate Property Associates 16 — Global Incorporated, CPA 16 Acquisition Inc., CPA 16 Holdings Inc., CPA 16 Merger Sub Inc., Corporate Property Associates 14 Incorporated, CPA 14 Sub Inc., W. P. Carey & Co. LLC and, for the limited purposes set forth therein, Carey Asset Management Corp. and W. P. Carey & Co. B.V. (incorporated herein by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 14, 2010).

3.1	Articles of Amendment of Corporate Property Associates 16 — Global Incorporated.

10.1	Credit Agreement, dated May 2, 2011, by and among CPA 16 Merger Sub Inc., Corporate Property Associates 16 — Global Incorporated, CPA 16 LLC, each lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

10.2	Continuing Guaranty, dated May 2, 2011, by and among Corporate Property Associates 16 — Global Incorporated, CPA 16 LLC and the other guarantors thereto in favor Bank of America, N.A., as Administrative Agent for the benefit of the Secured Parties.

Exhibit No.	Description of Exhibit
10.3	Pledge Agreement, dated May 2, 2011, by and among Corporate Property Associates 16 — Global Incorporated, CPA 16 Merger Sub Inc. and the other pledgors thereto in favor of Bank of America, N.A., as Administrative Agent for the benefit of the Secured Parties. Amended and Restated Advisory Agreement, dated May 2, 2011, by and among Corporate Property Associates 16 — Global Incorporated, CPA 16 LLC and Carey Asset Management Corp.

10.4	Amended and Restated Advisory Agreement, dated May 2, 2011, by and among Corporate Property Associates 16 — Global Incorporated, CPA 16 LLC and Carey Asset Management Corp.

10.5	Asset Management Agreement, dated May 2, 2011, by and among Corporate Property Associates 16 — Global Incorporated, CPA 16 LLC and W. P. Carey & Co. B.V.

99.1	Press release titled “W. P. Carey & Co. Announces Closing of Merger of CPA®:14 and CPA®:16 — Global” issued on May 3, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Corporate Property Associates 16 — Global Incorporated
Date: May 6, 2011	By:	/s/ Susan C. Hyde
Susan C. Hyde
Managing Director and Secretary